Exhibit 99.1
Conformed Copy

Claim No. ORD 11/0048
(formerly CA 2006/7)
IN THE HIGH COURT OF JUSTICE OF THE ISLE OF MAN
CIVIL DIVISION
ORDINARY PROCEDURE
B E T W E E N:

BITEL LLC
Claimant
and

(1)	KYRGYZ MOBIL TEL LIMITED
(2)	FLAXENDALE LIMITED
(3)	GEORGE RESOURCES LIMITED

Defendants
A N D   B E T W E E N :

(1)	KYRGYZ MOBIL TEL LIMITED
(2)	FLAXENDALE LIMITED
(3)	GEORGE RESOURCES LIMITED
Claimants
And

(1)	BITEL LLC (NOW NAMED NUR TELECOM LLC)
(2)	FELLOWES INTERNATIONAL HOLDINGS LIMITED
(3)	NIKOLAY VARENKO
(4)	SABIT SALTKHANOVICH ORYNBAEV
(5)	ALTIMO HOLDINGS AND INVESTMENTS LIMITED
(6)	OOO ALTIMO
(7)	CJSC RESERVESPETSMET
(8)	SOFIA IGNATOVA
(9)	LOVIANCO TRADING CO LIMITED
(10)	YURIDICHESKOE BUREAU PRAVO
(11)	ENERGIA LIGHT LLC
(12)	CP-CRÉDIT PRIVÉ SA
(13)	AK INVESTMENT LIMITED CJSC
(14)	SKY MOBILE LLC

Defendants
(by Counterclaim)

UPON the agreement of the relevant parties
BY CONSENT IT IS ORDERED THAT:

1.
The proceedings in this action between the Claimant, the Counterclaim Claimants and the First, Second, Third, Fifth, Sixth, Thirteenth and Fourteenth Defendants to Counterclaim (together the "Settling Parties") are dismissed;

2.	the proceedings in this action between the Counterclaim Claimants and the Fourth, Seventh, Eighth, Ninth, Tenth, Eleventh and Twelfth Defendants to Counterclaim are stayed;

3.	the freezing injunctions granted by the Order of Deemster Doyle dated 30 June 2011 (as subsequently varied) against the Second, Fifth and Sixth Defendants to Counterclaim are discharged;

4.
The Fifth Defendant and Altimo Cooperatief UA be released from all undertakings given in these proceedings, including but not limited to those recorded in the Orders of Acting Deemster Moran QC dated 30 November 2011, 8 August 2012, 20 November 2012 and 27 March 2013;

5.	the common shares held by Altimo Cooperatief UA in VimpelCom Limited lodged in court pursuant to the Order of Deemster Moran QC dated 22 March 2013 be released;

6.	the sums held by Appleby on behalf of the Counterclaim Claimants as security for the costs of any of the Defendants be released to the Counterclaim Claimants;

7.	all previous costs orders made in these proceedings between the Settling Parties are discharged;

8.	there be no further order as to costs as between the Settling Parties and each of the Settling Parties do bear their own costs of the proceedings.

Dated 29th June 2013

SEAL OF THE HIGH COURT